Exhibit 32.1
SECTION 1350 CERTIFICATIONS

I, David G. DeWalt, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, that the Quarterly Report of FireEye, Inc. on Form 10-Q for the quarterly period ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of FireEye, Inc.

Date: November 14, 2013	/s/ David G. DeWalt
David G. DeWalt
Chief Executive Officer
(Principal Executive Officer)
I, Michael J. Sheridan, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, that the Quarterly Report of FireEye, Inc. on Form 10-Q for the quarterly period ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of FireEye, Inc.

Date: November 14, 2013	/s/ Michael J. Sheridan
Michael J. Sheridan
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)